Exhibit 99.1 Signatures of the Reporting Persons

TH LEE PUTNAM VENTURES, L.P.

By:	TH Lee Putnam Fund Advisors, L.P., its general partner
By:	TH Lee Putnam Fund Advisors, LLC, its general partner

By:	/s/ James Brown	12/23/03

	Signature of Reporting Person**	Date
Name: James Brown
Title: Managing Director

TH LEE PUTNAM PARALLEL VENTURES, L.P.

By:	TH Lee Putnam Fund Advisors, L.P., its general partner
By:	TH Lee Putnam Fund Advisors, LLC, its general partner

By:	/s/ James Brown	12/23/03

	Signature of Reporting Person**	Date
Name: James Brown
Title: Managing Director

TH LEE PUTNAM FUND ADVISORS, L.P.

By:	TH Lee Putnam Fund Advisors, LLC, its general partner

By:	/s/ James Brown	12/23/03

	Signature of Reporting Person**	Date
Name: James Brown
Title: Managing Director

TH LEE PUTNAM FUND ADVISORS, LLC

By:	/s/ James Brown	12/23/03

	Signature of Reporting Person**	Date
Name: James Brown

Title: Managing Director

CONTINUED

TH LEE GLOBAL INTERNET MANAGERS, L.P.

By:	TH Lee Global Internet Advisors, LLC

By:	/s/ James Brown	12/23/03

	Signature of Reporting Person**	Date
Name: James Brown
Title: Managing Director

TH LEE GLOBAL INTERNET ADVISORS, LLC

By:	/s/ James Brown	12/23/03

	Signature of Reporting Person**	Date
Name: James Brown
Title: Managing Director

THLi COINVESTMENT PARTNERS, LLC

By:	TH Lee Putnam Fund Advisors, L.P., its general partner
By:	TH Lee Putnam Fund Advisors, LLC, its general partner

By:	/s/ James Brown	12/23/03

	Signature of Reporting Person**	Date
Name: James Brown
Title: Managing Director

BLUESTAR I, LLC

By:	/s/ Thomas H. Lee	12/23/03

	Signature of Reporting Person**	Date
Name: Thomas H. Lee
Title: Managing Member